Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-127354, 333-107988, 333-101828, 333-74610, 333-59843, 333-37111, 333-49350, 333-52598 and 333-20225) of Zoran Corporation of our report dated April 19, 2007 relating to the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California

April 19, 2007